UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 27, 2006

DB COMMODITY INDEX TRACKING FUND

DB COMMODITY INDEX TRACKING MASTER FUND

(Exact name of each Registrant as specified in its Charter)

DB Commodity Index Tracking Fund – Delaware DB Commodity Index Tracking Master Fund – Delaware (State or other jurisdiction of incorporation or organization)	DB Commodity Index Tracking Fund - 32-6042243 DB Commodity Index Tracking Master Fund - 30-0317551 (IRS Employer ID Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005 (Zip Code)
(Address of principal executive offices)

001-32726

001-32727

(Commission File Number)

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

An Amended and Restated Escrow Agreement (“Escrow Agreement”) dated as of January 17, 2006 by and among DB Commodity Index Tracking Fund, a Delaware statutory trust (the “Issuer”), DB Commodity Services LLC, a Delaware limited liability company (the “Managing Owner”), and The Bank of New York, as escrow agent (the “Escrow Agent”) amends and restates the Escrow Agreement (the “Original Escrow Agreement”) dated as of January 17, 2006 by and among the Issuer, the Managing Owner, and the Escrow Agent.

The Escrow Agreement provides that a subscriber (and not the Issuer) will receive the interest earned on its funds that have been deposited during the initial offering period.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1 Amended and Restated Escrow Agreement dated as of January 17, 2006 by and among DB Commodity Index Tracking Fund, DB Commodity Services LLC, and The Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:	/s/ Noam Berk
Name:	Noam Berk
Title:	Director and Treasurer

DB Commodity Index Tracking Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:	/s/ Noam Berk
Name:	Noam Berk
Title:	Director and Treasurer

Date: January 27, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 10.1	Amended and Restated Escrow Agreement dated as of January 17, 2006 by and among DB Commodity Index Tracking Fund, DB Commodity Services LLC, and The Bank of New York.